UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2024

ELUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370
Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ELUT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2024, Elutia Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Lake Street Capital Markets, LLC (“Placement Agent”) and a securities purchase agreement (the “Purchase Agreement”) with certain purchasers pursuant to which the Company agreed to sell, in a registered direct offering (the “Offering”), an aggregate of (i) 3,175,000 shares (the “Shares”) of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of the Company, and (ii) prefunded warrants (the “Prefunded Warrants”) to purchase up to an aggregate of 725,000 shares of Class A Common Stock (the “Prefunded Warrant Shares”). The public offering price for each share of Class A Common Stock was $3.40, and the public offering price for each Prefunded Warrant was $3.399. The Prefunded Warrants have an exercise price of $0.001 per share of Class A Common Stock, are exercisable immediately and will expire when exercised in full.

The Offering closed on June 18, 2024. The gross proceeds to the Company from the Offering were approximately $13.26 million, before deducting the Placement Agent’s fees and expenses and other Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

Each of the Placement Agency Agreement and the Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. Additionally, each of the directors and officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 90-day period following the closing of the Offering.

Pursuant to the Purchase Agreement, from the date of such agreement until 90 days after the closing of the Offering, unless otherwise waived by either (a) purchasers of at least 50.1% in interest of the Prefunded Warrants based on the initial subscription amounts under the Purchase Agreement or (b) purchasers holding at least 50.1% in interest of the shares of Class A Common Stock and Prefunded Warrants offered in the Offering and outstanding at the time of the waiver, neither the Company nor any Company subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A Common Stock or Class A Common Stock equivalents or (ii) file any registration statement or amendment or supplement with respect thereto, subject to certain exceptions.

Subject to certain ownership limitations described in the Prefunded Warrants, the Prefunded Warrants are immediately exercisable and may be exercised for a nominal consideration of $0.001 per share of Class A Common Stock any time until all of the Prefunded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Prefunded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, respectively, of the number of shares of Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Prefunded Warrants. However, upon notice from the holder to the Company as described in the Purchase Agreement, the holder may increase the beneficial ownership limitation, provided that any increase will not be effective until the 61st day after such election.

Pursuant to the Placement Agency Agreement, the Company paid the Placement Agent as compensation a cash fee equal to 7.0% of the gross proceeds of the Offering, plus reimbursement of certain expenses and legal fees.

The Shares, the Prefunded Warrants, and Prefunded Warrant Shares were offered by the Company pursuant to a prospectus supplement (the “Prospectus Supplement”) to the registration statement on Form S-3 originally filed on August 31, 2022, with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (File No. 333-267197), and declared effective on September 8, 2022.

The foregoing description of the material terms of the Placement Agency Agreement, the Purchase Agreement and the Prefunded Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Placement Agency Agreement, the form of Purchase Agreement and the form of Prefunded Warrant, copies of which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion, including the related consent, of Kilpatrick Townsend & Stockton LLP relating to the legality of the issuance and sale of Shares and the Prefunded Warrant Shares in the Offering and the enforceability of the Prefunded Warrants is filed as Exhibit 5.1 to this Current Report.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including the intended use of net proceeds from the Offering, the potential exercise of Prefunded Warrants, as well as those risks discussed in the Company’s Prospectus Supplement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 7.01	Regulation FD Disclosure.

On June 17, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

4.1	Form of Prefunded Warrant

5.1	Opinion of Kilpatrick Townsend & Stockton LLP

10.1	Placement Agency Agreement

10.2	Form of Securities Purchase Agreement

23.1	Consent of Kilpatrick Townsend & Stockton LLP (contained in Exhibit 5.1)

99.1	Press Release of the Company dated June 17, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELUTIA INC.

Date: June 18, 2024	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer